Exhibit 10.1

ICO, Inc.
2007 Equity Incentive Plan

[Amending and Restating the Fourth Amended and Restated
ICO, Inc. 1998 Stock Option Plan]

This ICO, Inc. 2007 Equity Incentive Plan (the “Plan”) has been adopted by the Board of Directors of ICO, Inc. (the “Company”), effective on January 25, 2007, subject to approval by the stockholders of the Company no later than twelve months thereafter.

ARTICLE 1
Objectives

The Plan is an amendment and complete restatement of the Company’s Fourth Amended and Restated ICO, Inc. 1998 Stock Option Plan. The Plan is intended to advance the interests of the Company, its shareholders, and its subsidiaries by encouraging and enabling selected key employees of the Company, upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and/or increase and retain a proprietary interest in the Company by ownership of its stock.

ARTICLE 2
Definitions

2.1	For purposes of the Plan the following terms shall have the definition that is attributed to them, unless another definition is clearly indicated by a particular usage and context.

(a)
“Affiliates” means, except to the extent otherwise not permitted under Code Section 424(f), any one or more corporations which are members of a “parent-subsidiary controlled group” as such term is defined in Code Section 1563(a)(1), except that “at least 50 percent” shall be substituted for “at least 80 percent” each place it appears in Code Section 1563(a)(1).

(b)
“Award” means any form of award authorized and granted under the Plan, whether singly or in combination, pursuant to such terms, conditions, restrictions and/or limitations (if any) as the Committee may establish. Awards granted under the Plan may include:

(i)  Options; and

(ii)  Restricted Shares.

(c)	“Award Agreement” means an agreement between a Participant and ICO, Inc. evidencing an Award.

(d)	“Change of Control” has the meaning ascribed to it in Section 10.3.

(e)	“Code” means the Internal Revenue Code of 1986, as amended.

(f)
“Committee” means the Compensation Committee, or such other committee comprised solely of “non-employee directors,” as defined in Rule 16b-3(b)(3), as designated by the Board of Directors, vested with authority for administration of the Plan by the Board. The Committee shall be comprised solely of two (2) or more outside directors (within the meaning of the term “outside directors” as used in Code Section 162(m) and applicable interpretive authority thereunder, and within the meaning of “Nonemployee Director” as defined in Rule 16b-3, as currently in effect or as hereinafter modified or amended).

(g)	The “Company” means ICO, Inc. and any Affiliate of ICO.

(h)	“Date of Exercise” means the date on which the Company has received a written notice of exercise of an Option, in such form as is acceptable to the Company, and full payment of the purchase price.

(i)
“Date of Grant” means the date when the grant of an Award is effective, which shall be designated by the Committee at the time it makes an Award, and shall be either the date when the Award is made or a date in the future specified by the Committee.

(j)	“Effective Date” means January 25, 2007.

(k)
“Eligible Employee” means any individual employed by the Company who performs services for the Company and is treated as an employee for federal income tax purposes either in the U.S. or in another country where such individual is employed or is otherwise taxable. Eligible Employees include individuals employed by the Company and on foreign assignment or working for the Company in a business unit that is located outside of such individual’s country of citizenship.

(l)
The “Fair Market Value” of a Share on a specified date means the last sale price reported on the NASDAQ Global Market™ (the “NASDAQ”) on the specified date, or if Shares are no longer traded on the NASDAQ, the last sales price reported on any other stock exchange or over-the-counter trading system on which Shares are trading on the specified date. If no sale has been made on a specified date, then the Fair Market Value of the Shares on that date shall mean the last sales price on the last preceding day on which any sales of Shares were made on the NASDAQ or other applicable stock exchange or over-the-counter trading system.

(m)	“Incentive Stock Option” shall have the same meaning as given to that term by Section 422 of the Code.

(n)	“Nonqualified Stock Option” means any Option granted under the Plan that is not considered an Incentive Stock Option.

(o)
“Option” means the right to purchase a stated number of Shares at a specified price. An Option may be granted to an Eligible Employee subject to the terms of this Plan, and such other conditions and restrictions as the Committee deems appropriate. Each Option shall be designated by the Committee to be either an Incentive Stock Option or a Nonqualified Stock Option.

(p)	“Option Expiration Date” is the last day of the term of an Option, i.e. the last date when an Option may be exercised.

(q)	“Option Price” means the purchase price per Share subject to an Option and shall be fixed by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant.

(r)	“Participant” means any Eligible Employee who is granted an Award under the Plan.

(s)	“Performance Measures” has the meaning ascribed to it in Section 3.3.

(t)	“Performance Period” has the meaning ascribed to it in Section 3.3.

(u)
“Permanent Disability” means any medically determinable physical or mental impairment rendering an individual unable to engage in any substantial gainful activity, which disability can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(v)	“Plan” means this ICO, Inc. 2007 Equity Incentive Plan, which is a restatement of the previously adopted Fourth Amended and Restated ICO, Inc. 1998 Stock Option Plan.

(w)	“Restricted Period” has the meaning ascribed to it in Section 7.1.

(x)	An Award of “Restricted Shares” has the meaning ascribed to it in Section 7.1.

(y)	Rule 16b-3(b)(3) means Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

(z)	“Share” means one share of the common stock, no par value, of ICO, Inc.

(aa)
“Termination of Employment” means the cessation of a Participant’s relationship as an employee of the Company for federal tax purposes in any jurisdiction where the individual is subject to federal income taxes as an employee of the Company.

(bb)	“Vesting Period” means the continuous period of employment required for an Award of Options or Restricted Shares to become fully earned and exercisable.

ARTICLE 3
Administration

3.1	The Plan shall be administered by the Committee. Actions shall be taken by a majority of the Committee members.

3.2	Except as specifically limited by the provisions of the Plan, the Committee in its discretion shall have the authority to:

(a)	determine which Eligible Employees shall be granted Awards;

(b)	determine the number of Shares which may be subject to each Award;

(c)	for any Award that is an Option, determine the Option Price and the Option Expiration Date;

(d)	determine the term and Vesting Period, if any, applicable to each Award of Options and Restricted Shares;

(e)	for any Award that is an Option, determine whether each such Option is an Incentive Stock Option or Nonqualified Stock Option;

(f)
for each Award, designate the Date of Grant of the Award, which must be on or after the date when a majority of the Committee members have specifically approved the material terms of the Award, and which Date of Grant cannot be retroactive;

(g)	interpret the provisions of the Plan and decide all questions of fact arising in its application; and

(h)	prescribe such rules and procedures for Plan administration as from time to time it may deem advisable.

3.3
An Award may be granted contingent upon the achievement of performance or other objectives (“Performance Measures”) during a specified period (the “Performance Period”). Except as specifically limited by the provisions of the Plan, the Committee in its discretion shall have the authority to determine the Performance Period and Performance Measures, if any, applicable to an

Award, and the Performance Period and Performance Measures applicable to the Award shall be set forth in the Award Agreement. If an Award is subject to Performance Measures, the number of Options that vest, or the number of Restricted Shares earned, will be contingent on the degree to which the Performance Measures established at the time of the initial Award are satisfied or achieved, in the sole discretion of the Committee. The Committee shall have the sole discretion to revise the Performance Measures or Performance Period to reflect significant events or changes that occurred during the Performance Period.

3.4
Any action, decision, interpretation or determination by the Committee with respect to the application or administration of this Plan shall be final and binding upon all persons, and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions of Awards.

3.5
No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award granted hereunder, and to the extent permitted by law, all members shall be indemnified by the Company for any liability and expenses that may occur through any claim or cause of action.

ARTICLE 4
Shares Subject to Plan

4.1
Number of Authorized Shares. The Shares that may be made subject to Awards granted under the Plan shall not exceed 1,960,000 Shares in the aggregate. Except as provided in Section 4.2 and to the extent permitted under Rule 16b-3, upon lapse or termination of any Award for any reason without being completely exercised, the Shares that were subject to such Award may again be subject to other Awards. The aggregate number of Shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Article 10 hereof with respect to Shares subject to Awards then outstanding. Exercise of an Award in any manner shall result in a decrease in the number of Shares which may thereafter be available, both for purposes of the Plan and for sale to any one individual, by the number of Shares as to which the Award is exercised. Separate stock certificates may be, but are not required to be, issued by the Company for those Shares acquired pursuant to the exercise of an Incentive Stock Option, for those Shares acquired pursuant to the exercise of a Nonqualified Stock Option, or upon satisfaction of applicable Vesting Period and/or Performance Measures under an Award of Restricted Shares.

4.2
Annual Grant Limitation. The maximum number of Shares with respect to which Awards (in any combination of Options and Restricted Shares) may be granted to any Participant during each fiscal year of ICO, Inc. is 400,000 (subject to adjustment in the same manner as provided in Article 10 hereof with respect to Shares subject to Awards then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan to constitute “performance-based” compensation for purposes of Code Section 162(m), including, without limitation, counting against such maximum number of Shares, to the extent required under Code Section 162(m), any Shares subject to Options that are canceled or repriced.

4.3
Term of Plan. Subject to the terms and conditions of the Plan, the Committee may, from time to time prior to January 25, 2017, grant Awards to Eligible Employees on such terms and conditions as the Committee may determine. More than one Award may be granted to the same Eligible Employee.

ARTICLE 5
Award Agreements

5.1	All Awards granted under the Plan shall be evidenced by a written Award Agreement in such form or forms as the Committee in its sole discretion may determine.

5.2
Each Participant, by acceptance of an Award under this Plan, shall be deemed to have consented to be bound, on the Participant’s own behalf and on behalf of the Participant’s heirs, assigns and legal representatives, by all terms and conditions of this Plan, as amended from time to time.

ARTICLE 6
Stock Option Awards

6.1
Option Expiration Dates. Subject to specific provisions relating to Incentive Stock Options set forth in Section 6.5 below, and subject to the provisions regarding Termination of Awards in Article 9 below, each Option shall be for a term of from one to ten years from the Date of Grant. In the event that the Option Expiration Date is not specified in the Option Award Agreement, it shall be ten years from the Date of Grant.

6.2
Revisions to Option Awards. The Committee, subject to the Participant’s approval, on or after the Date of Grant, may establish different exercise schedules and impose other conditions upon exercise and vesting for any particular Option or groups of Options. In addition, the Committee may, at any time subject to the Participant’s approval, reclassify an Incentive Stock Option as a Nonqualified Stock Option.

6.3
Exercise of Options. Any person entitled to exercise an Option in whole or in part may do so by delivering a written notice of exercise to the Company, attention Corporate Secretary, at its principal office. The written notice shall specify the number of Shares for which an Option is being exercised and the Date of Grant of the Option being exercised, and shall be accompanied by full payment of the Option Price for the Shares being purchased.

6.4 Payment of Option Price.

(a)
Payment of the Option Price may be made in cash, by the tender of Shares, or both, or in such other form as may be determined by the Committee. Shares tendered for payment of the Option Price shall be valued at their Fair Market Value on the Date of Exercise.

(b)
Payment through tender of Shares may be made by instruction from the Participant to the Company to withhold from the Shares issuable upon exercise that number which have a Fair Market Value equal to the exercise price for the Option or portion thereof being exercised.

6.5 Designation as Incentive Stock Options or Nonqualified Stock Options

(a)
The Committee in its discretion may designate whether an Option is to be considered an Incentive Stock Option or a Nonqualified Stock Option. The Committee may grant both an Incentive Stock Option and a Nonqualified Stock Option to the same individual. However, where both an Incentive Stock Option and a Nonqualified Stock Option are awarded at one time, such Options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event will the exercise of one such Option affect the right to exercise the other such Option.

(b)
Any Option designated by the Committee as an Incentive Stock Option will be subject to the general provisions applicable to all Options granted under the Plan. In addition, the Incentive Stock Option shall be subject to the following specific provisions:

(1)
At the time the Incentive Stock Option is granted, if the Eligible Employee owns, directly or indirectly, stock representing more than 10% of (i) the total combined voting power of all classes of stock of the Company, or (ii) a corporation that owns 50% or more of the total combined voting power of all classes of stock of the Company, then:

(i)	the Option Price must equal at least 110% of the Fair Market value of the Shares on the Date of Grant, and

(ii)	the term of the Option shall not be greater than five years from Date of Grant.

(2)
The aggregate Fair Market Value of Shares (determined at the Date of Grant) with respect to which Incentive Stock Options are exercisable by a Participant for the first time during any calendar year under this Plan or any other plan maintained by the Company shall not exceed $100,000.

(c)
If any Option is not granted, exercised, or held pursuant to the provisions noted immediately above, it will be considered a Nonqualified Stock Option to the extent that the Award is in conflict with these restrictions.

ARTICLE 7
Restricted Share Awards

7.1
“Restricted Shares” are Awards consisting of grants of Shares to Participants, the vesting of which are subject to a Vesting Period and/or Performance Measures established by the Committee. The period when any Restricted Shares have not yet been earned because the Vesting Period and/or Performance Measures have not been satisfied is referred to herein as the “Restricted Period.”

7.2	The Committee shall designate the Participants to whom Restricted Shares are to be awarded and the number of Shares that are subject to the Award.

7.3
Grants of Restricted Shares awarded to Participants under the Plan shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as shall be prescribed by the Committee in its sole discretion and as shall be contained in the Award Agreement:

(a)
Restricted Shares awarded to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided otherwise herein, for a Restricted Period of ten (10) years or such shorter period as the Committee may determine at the time of the Award of such Restricted Shares. Under no circumstances shall the Restricted Period be less than one (1) year (“Minimum Restricted Period”).

(b)
Except for the restrictions described in the preceding paragraph, and as otherwise provided in an Award Agreement, during the Restricted Period the Participant as owner of such Restricted Shares shall have all the rights of a stockholder, including but not limited to:

i.	the right to vote such Restricted Shares, and

ii.	the right to receive all dividends paid on such Restricted Shares.

(c)
The Committee may, subject to the Participant’s approval, at any time after the date of an Award of Restricted Shares, adjust the length of any applicable Vesting Period or Performance Period to account for individual circumstances of a Participant or group of Participants, provided that the Restricted Period may not be less than the Minimum Restricted Period.

(d)
Each certificate issued in respect of Restricted Shares awarded under the Plan shall be registered in the name of the Participant and, at the discretion of the Committee, until the conclusion of the Restricted Period each such certificate may be deposited in a bank or alternative location designated by the Committee. Each such certificate shall bear the following (or a similar) legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the ICO, Inc. 2007 Equity Incentive Plan and an agreement entered into between the registered owner and ICO, Inc. A copy of such plan and agreement is on file in the office of the Secretary of ICO, Inc., 1811 Bering Drive, Suite 200, Houston, Texas 77057 [or current ICO, Inc. address].”

(e)
At the end of the Vesting Period applicable to a Restricted Share Award (that is not subject to Performance Measures), such Restricted Shares will be transferred free of all restrictions to a Participant (or the Participant’s successors). At the end of the Performance Period applicable to a Restricted Share Award: the Committee shall determine the number of Restricted Shares that have been earned in accordance with the provisions of Section 3.3 above; provided that the Vesting Period, if any, has been satisfied, such Restricted Shares will be transferred free of all restrictions to the Participant (or the Participant’s successors); and any such Restricted Shares that are not earned because of failure to satisfy applicable Performance Measures shall be forfeited.

7.4
Substitution of Cash. If provided for in the applicable Award Agreement, the Committee may, in its discretion, substitute cash equal to the Fair Market Value (determined as of the date of distribution) of Restricted Shares otherwise required to be distributed to a Participant.

ARTICLE 8
Transferability of Awards

During the lifetime of a Participant to whom an Award of Options or Restricted Shares has been granted, such Options or Restricted Shares are not transferable voluntarily or by operation of law, and may be exercised only by the designated Participant. Upon the death of a Participant to whom an Award of Options or Restricted Shares has been granted, the Options or Restricted Shares may be transferred to the beneficiaries or heirs of the deceased Participant by will or by the laws of descent and distribution. In addition, to the extent permitted in an Award Agreement, the Committee may, in its discretion, allow for the transferability of any Nonqualified Stock Options or Restricted Shares granted pursuant to this Plan.

ARTICLE 9
Termination of Awards

9.1
Termination During Period of Continuous Employment. During a Participant’s period of continuous employment with the Company, an Award of Options or Restricted Shares will be terminated only if it (a) has been fully exercised or earned, (b) has not vested due to failure to satisfy any Performance Measures or other terms of grant, or (c) has expired or been forfeited by its terms.

9.2    Termination of Employment.

(a)	Options.

(1)
Unless an Option Award Agreement provides otherwise, upon Termination of Employment for any reason, the then exercisable portion of any Option will terminate upon the earlier of (i) the first business day following expiration of the three month period after the date of Termination of Employment, or (ii) the Option Expiration Date set forth in the Award Agreement pursuant to which the Option was granted. The portion of any Option Award not exercisable will terminate on the date of Termination of Employment. For purposes of the Plan, a leave of absence approved by the Company shall not be deemed to be Termination of Employment.

(2)
Notwithstanding the preceding paragraph, if a Participant holding an Option dies or becomes subject to Permanent Disability while employed or within three months after Termination of Employment, such Option may be exercised, to the extent exercisable on the date of the occurrence of the event which triggers the operation of this paragraph, at any time by the estate or guardian of such person or by those persons to whom the Option may have been transferred by will or by the laws of descent and distribution until the earlier of (i) the date which is one year after the date of such death or occurrence of Permanent Disability, or (ii) the Option Expiration Date set forth in the Award Agreement.

(3)
The Committee may at any time prior to three months after the date of Termination of Employment provide that particular Options not be affected by such termination and continue in force whether or not exercisable at the date of such Termination of Employment until the Option Expiration Date set forth in the Award Agreement or any date prior thereto.

(4)
Except as provided in Article 10 hereof, in no event will the continuation of the term of an Option beyond the date of Termination of Employment allow the Participant, or the Participant’s beneficiaries or heirs, to accrue additional rights under the Plan, or to purchase more Shares through the exercise of an Option that could have been purchased on the day that employment was terminated. In addition, notwithstanding anything contained herein, no Option may be exercised in any event after the expiration of ten years from the Date of Grant of such Option.

(b)
Restricted Shares. Except as otherwise determined by the Committee in its sole discretion, a Participant whose employment with the Company terminates prior to the end of the Vesting Period applicable to a Restricted Share Award for any reason shall forfeit all Restricted Shares remaining subject to such outstanding Restricted Share Award.

(c)
Termination Due to Death or Permanent Disability - Awards Subject to Performance Measures. In the event that the employment with the Company of a Participant with Options or Restricted Shares conditioned on Performance Measures terminates because of death or because the Participant becomes subject to Permanent Disability, and the Performance Period has not ended at the time of such termination due to death or Permanent Disability, the Committee shall have sole discretion to determine whether all or any portion of the Award that is subject to Performance Measures will be deemed earned.

ARTICLE 10
Adjustments to Awards due to Changed Circumstances

10.1
In the event of changes in the outstanding common stock of the Company as a result of stock dividends, split-ups, recapitalizations, combinations of Shares, exchanges of Shares or related transactions, the number and class of Shares and price per Share for each outstanding award of Options or Restricted Shares shall be correspondingly adjusted by the Committee.

10.2
The Committee shall make appropriate adjustments in the Option Price of any outstanding award of Options to reflect any spin-off of assets, extraordinary dividends or other distributions to shareholders.

10.3
In event that the Company shall, pursuant to action by its Board of Directors, at any time propose to merge into, consolidate with, or sell or transfer substantially all of its assets, or otherwise enter in to a transaction pursuant to which ICO, Inc. is not the surviving corporation (other than a corporate restructuring among Company Affiliates), or in which the outstanding Shares of ICO, Inc. are converted to cash, other securities or other property (any such circumstances referred to herein as a “Change of Control”) and provision is not made pursuant to the terms of the transaction(s) relating to such Change of Control (the “Transaction”) for the assumption by the surviving, resulting or acquiring corporation of any outstanding category of Awards under the Plan, or for the substitution of new Awards therefor, with regard for Awards for which no provision is made the following shall apply:

(a)
Options. The Committee shall cause written notice of the proposed Transaction to be given to each Option holder not more than twenty (20) days prior to the anticipated effective date of the proposed Transaction, and the Participant’s Option, unless otherwise provided for under the terms of the Option Award Agreement, shall become fully (100%) vested and, prior to a date specified in such notice, which shall not be more than ten days prior to the anticipated effective date of the proposed Transaction, each Participant shall have the right to exercise his or her Option to purchase any or all Shares then subject to such Option (unless otherwise provided under the terms of the Option Award Agreement), including those, if any, which by reason of other provisions of the Plan have not then become available for purchase. Each Participant, by so notifying the Company in writing, may, in exercising his or her Option, condition such exercise upon, and provide that such exercise shall become effective at the time of, but immediately prior to, the consummation of the Transaction, in which event such Participant need not make payment for the Shares to be purchased upon exercise of such Option until five days after written notice by the Company to such Participant that the Transaction has been consummated. If the transaction is consummated, each Option, to the extent not previously exercised prior to the date specified in the foregoing notice, shall terminate on the effective date of the Transaction. If the Transaction is abandoned, (i) any Shares not purchased upon exercise of such Option shall continue to be available for purchase in accordance with the other provisions of the Plan and (ii) to the extent that any Option not exercised prior to such abandonment shall have vested solely by operation of this paragraph, such vesting shall be deemed annulled, and the original vesting schedule set forth shall be reinstituted, as of the date of such abandonment.

(b)
Restricted Shares. The Committee shall cause written notice of the proposed Transaction to be given to each Participant holding Restricted Shares not more than twenty (20) days prior to the anticipated effective date of the proposed Transaction, and unless provided for under the terms of the Restricted Share Award Agreement, all restrictions imposed on Restricted Shares shall lapse and such Restricted Shares shall become fully (100%) vested as of a date specified in the notice, which shall not be more than ten (10) days prior to the anticipated effective date of the proposed Transaction.

ARTICLE 11
Amendment or Discontinuance of Plan

11.1
The Board of Directors may at any time amend, suspend, or discontinue the Plan; provided, however, that except as otherwise permitted by Rule 16b-3, Code Section 162(m) or Code Section 422, no amendments by the Board of Directors shall, without further approval of the shareholders of ICO, Inc.:

(a)	change the class of Eligible Employees;

(b)	except as provided in Articles 4 and 9 hereof, increase the number of Shares which may be subject to Award granted under the Plan; or

(c)
cause the Plan or any Award granted under the Plan to fail to (i) qualify for exemption from Section 16(b) of the Act, (ii) be excluded from the $1 million deduction limitation imposed by Code Section 162(m), or (iii) qualify as an “Incentive Stock Option” as defined by Code Section 422.

11.2	No amendment or discontinuance of the Plan shall alter or impair any Option granted under the Plan without the consent of the holder thereof.

ARTICLE 12
Effective Date

The Plan became effective on January 12, 1998, having been adopted by the Board of Directors on that date and approved by the shareholders of the Company within twelve (12) months thereafter. The Plan was amended and restated by the Board of Directors on December 18, 2001, and approved by the shareholders of the Company on March 15, 2002. The Plan was amended and restated by the Board of Directors on January 27, 2004, and approved by the shareholders of the Company on March 5, 2004. The Plan was amended by the Board of Directors on September 8, 2005 and was amended and restated by the Board of Directors on November 16, 2005 (without the necessity of shareholder approval for such amendments). The Plan was amended and restated by the Board of Directors on January 26, 2006, and approved by the shareholders of the Company on March 14, 2006. The Plan was amended and restated by the Board of Directors on January 25, 2007, and approved by the shareholders of the Company on [March 5, 2007].

ARTICLE 13
Miscellaneous

13.1
Nothing contained in this Plan or in any action taken by the Board of Directors or shareholders of the Company shall constitute the granting of an Award, and an Award shall not be deemed granted unless: a written Award Agreement has been delivered to the respective employee; the employee has executed the Award Agreement respecting the Award in conformance with the provisions of the Plan and the terms of grant; and the Award Agreement has been executed on behalf of the Company.

13.2
Nothing contained in this Plan or in any Award granted pursuant to it shall confer upon any employee any right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate employment at any time. So long as a holder of an Award shall continue to be an employee of the Company, the Award shall not be affected by any change of the Participant’s duties or position.

13.3
Certificates for Shares purchased through exercise of Options or received due to an award of Restricted Shares will be issued in regular course after exercise of the Option and payment therefor as called for by the terms of the Option, or the vesting and/or performance terms of the award of Restricted Shares. No persons holding an Option granted under this Plan shall have any rights or privileges of a shareholder of the Company with respect to any Shares issuable upon exercise of such Option until certificates representing such Shares shall have been issued and delivered. No Shares shall be issued and delivered upon exercise of an Option unless and until the Company, in the opinion of its counsel, has complied with all applicable registration requirements of the Securities Act of 1933 and any applicable state securities laws, and with any applicable listing requirements of any national securities exchange on which ICO, Inc.’s securities may then be listed as well as any other requirements of law.

13.4
This Plan shall continue in effect until the expiration of all Awards granted under the Plan unless terminated earlier in accordance with Article 11; provided, however, that it shall otherwise terminate ten years after the Effective Date.

13.5
Notwithstanding any provision in this Plan or in any Award Agreement, no Restricted Share Award granted after the Effective Date of this amendment and restatement of the Plan shall be exercisable prior to the date the ICO, Inc. 2007 Equity Incentive Plan (amending and restating the Fourth Amended and Restated ICO, Inc. 1998 Stock Option Plan) is approved by the shareholders of the Company (“Date of Shareholder Approval”). In the event that any Options are granted after the Effective Date, such Options may only be exercisable prior to the Date of Shareholder Approval if, as of the Date of Grant of such Options, the total number of Options subject to awards under the Plan does not exceed the limit of Shares available for grant under the Plan as set forth in the Fourth Amended and Restated ICO, Inc. 1998 Stock Option Plan.